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EXHIBIT 99.2

RISK FACTORS

        Before purchasing our securities, you should carefully consider the following risk factors and all of the other information included in our annual report on Form 10-K for the year ended December 31, 2001 and in our quarterly report on Form 10-Q for the quarter ended March 29, 2002 and all other documents that we file with the Securities Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the filing of this Current Report on Form 8-K. Keep these risk factors in mind when you read "forward-looking" statements elsewhere in our filings with the Securities and Exchange Commission. These are statements that relate to our expectations for future events and time periods. Generally, the words "anticipate," "expect," "intend" and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements. Investing in our securities involves a high degree of risk. Additional risks and uncertainties that are not yet identified or that we currently think are immaterial may also harm our business and financial condition in the future. Any of the following risks could harm our business, operating results or financial condition and could result in a complete loss of your investment.

Competition for customers in our industry is intense, and if we are not able to effectively compete, our financial results could be harmed and the price of our securities could decline.

        The short-term, light industrial niche of the temporary services industry is highly competitive, with limited barriers to entry. Several very large full-service and specialized temporary labor companies, as well as small local operations, compete with us in the staffing industry. Competition in some markets is intense, particularly for provision of light industrial personnel, and these competitive forces limit our ability to raise prices to our customers. For example, competitive forces have historically limited our ability to raise our prices to immediately fully offset increased costs of doing business, including increased labor costs and increased costs for workers' compensation insurance. As a result of these forces, we have in the past faced pressure on our operating margins. This margin pressure was particularly severe during the fourth quarter of 2001 and we expect it to remain severe through at least the first half of 2002. We cannot assure you that we will not continue to face pressures on our margins. If we are not able to effectively compete in our targeted markets, our operating margins and other financial results will be harmed and the price of our securities could decline.

We have recently experienced a decline in revenues and profits, and this trend may continue, which could cause the price of our securities to decline.

        Our revenues were $917.0 million in 2001 compared to $976.6 million in 2000. The decline in revenues in 2001 was primarily due to our consolidation of dispatch offices and a decrease in average revenues per dispatch office during the recent economic downturn. Our net income has also decreased in each of 2001 and 2000 compared to the levels realized in 1999 due to the recent economic downturn. We cannot assure you that these declining revenues and net income trends will not continue or that our revenues and profits will not continue to be adversely affected by unfavorable economic conditions. Any continuation of these trends could cause the price of our securities to decline.

If we are not able to obtain workers' compensation insurance on commercially reasonable terms, our financial condition or results of operations may suffer.

        We are required to pay workers' compensation benefits for our temporary workers and regular employees. The events of September 11, 2001, when added to an already-tightening insurance market, have resulted in significantly increased insurance costs, including for our workers' compensation insurance. Under our workers' compensation insurance program, we maintain "per occurrence" insurance which covers any claims for a particular event above a set deductible. We have also historically maintained "aggregate stop loss" insurance coverage that would allow us to recover from an insurer if the aggregate amount of deductible payments incurred by us in a given year exceeded a dollar threshold. In order to reduce our overall insurance costs under our policy covering the 2002 plan year, we have significantly increased our per occurrence insurance deductible and dropped our aggregate stop loss coverage, which means there is no limit to our potential liability (other than on a per occurrence basis) in the event claims significantly exceed our actuarial estimates. In addition, while we have renewed our workers' compensation insurance for 2002, we cannot be certain that this insurance will always be available or will be available with reasonable terms at a reasonable cost.

We expect that the amount of collateral that we are required to post to support our workers' compensation obligations will increase, which will reduce the capital we have available to grow and support our operations.

        We are required to maintain commitments such as standby letters of credit and surety bonds to secure repayment to our insurance companies (or in some instances, the state) of the deductible portion of all open workers' compensation claims. Historically, we have been required to pledge cash or other assets in order to obtain standby letters of credit. However, we have also been able to obtain surety bonds while posting no or very little collateral. The amounts and costs of our surety bonds are subject to annual review and renewal, and they generally can be cancelled by the issuer with 60 days notice. We have received notice from certain providers of our surety bonds that they intend to cancel these bonds unless we provide them with additional collateral. As the availability of these bonds declines, we will likely be required to replace them with letters of credit or similar commitments, for which we also would likely be required to pledge cash or other collateral. In the past, we have faced difficulties in recovering our collateral from insurers, particularly where those insurers were themselves in financial distress, and we cannot guarantee that our collateral for past claims will be released in a timely manner as we pay down claims. As a result, we expect that the amount of collateral required to secure our commitments to our insurance carriers will increase. We believe that the proceeds from our planned offering of convertible subordinated notes will satisfy our immediate needs for these obligations; however, our currently available sources of collateral for these commitments are limited and we could be required to seek additional sources of capital in the future. These additional sources of financing may not be available on commercially reasonable terms. Even if they are available, these financings could be in the form of debt securities senior to the interests of the noteholders from our planned notes offering or could result in dilution to our existing shareholders.

Our reserves for workers' compensation claims and other expenses may be inadequate, and we may incur additional charges if the actual costs of these claims exceed the amounts estimated.

        We maintain a reserve for workers' compensation claims using actuarial estimates of the future cost of claims and related expenses that have been reported but not settled, and that have been incurred but not reported. This reserve, which reflects potential liabilities that span several years, is discounted for net present value using a discount rate of 6%. We evaluate the accrual rates for our reserves regularly throughout the year and make adjustments as needed. If the actual cost of such claims and related expenses exceed the amounts estimated, or if the discount rate represents an inflated estimate of our return on capital over time, actual losses for these claims may exceed reserves and/or additional reserves may be required. We cannot assure you that our reserves for workers' compensation claims and other expenses are adequate. We may incur additional charges if the actual costs of these claims exceeds the amounts estimated. We also establish an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. We have also established reserves for contingent legal and regulatory liabilities, based on management's current best estimates and judgments of the scope and likelihood of these liabilities. If the actual outcome of these matters is less favorable than expected, an adjustment would be charged to income in the period the estimate changes.

Determinations that we have misclassified the jobs performed by our workers for workers' compensation insurance purposes, even if the misclassifications are inadvertent, could result in us owing penalties to government regulators or having to increase our workers' compensation reserves.

        In three states, Canada and Puerto Rico, we pay workers' compensation insurance premiums directly to the government in amounts based in part on the classification of jobs performed by our workers. From time to time, we are subject to audits by various state regulators regarding our classifications of jobs performed by our workers. An audit conducted by the Washington Department of Labor and Industries resulted in assessments of $734,000 for 1998 and $235,000 for the first quarter of 1999. While our actual claims experience has to date indicated that we in fact over-paid (as opposed to underpaid) workers' compensation premiums in Washington for the periods in question, we cannot assure you that we will not be subject to additional inquiries, or that additional deficiencies and/or penalties will not be assessed. In addition, the classification of jobs performed by our workers is one of many factors taken into account by our actuaries in helping us determine the adequacy of our financial reserves for our workers' compensation exposure. To date, our third-party actuaries have not challenged or raised any material objections to our job classifications and our historical claims experience has indicated that our reserves are appropriate to cover our potential exposure in this area. Nevertheless, if it is determined that we have materially misclassified a number of our workers, we could be required to increase our financial reserves for our workers' compensation liability, which could harm our results of operations and could cause the price of our securities to decline.

Some insurance companies with which we have previously done business are in financial distress. If our insurers do not fulfill their obligations, we could experience significant losses.

        We have purchased annual insurance policies in connection with our workers' compensation obligations from three primary carriers. Kemper Insurance Company provides coverage for occurrences in 2001 and the current year and, prior to 2001, Legion Insurance Company and Reliance Insurance Company provided coverage to us. Many insurance carriers are experiencing unfavorable claims experience and loss of their own reinsurance coverage. As a result, many of these carriers are in substantially weakened financial condition, including Legion and Reliance. To the extent that we experience claims that exceed our deductible limits and our insurers do not satisfy their coverage obligations, we may be forced to satisfy a portion of those claims directly; this in turn could harm our financial condition or results of operations. In addition, our insurance policies must be reviewed annually, and we cannot guarantee that we will be able to successfully renew such policies for the coming year or any year thereafter.

Our credit facilities require that we meet certain levels of financial performance. In the event we fail either to meet these requirements or have them waived, we may be subject to penalties and we could be forced to seek additional financing.

        Our credit facilities contain strict financial covenants. Among other things, these covenants require us to maintain certain earnings levels and a certain ratio of earnings to fixed expenses. In the past we have been forced to negotiate amendments to these covenants to ensure our continued compliance with their restrictions. We cannot assure you that our lender would consent to such amendments on commercially reasonable terms in the future if we once again required such relief. In the event that we do not comply with the covenants and the lender does not consent to such non-compliance, we will be in default of our agreement which could subject us to penalty rates of interest and accelerate the maturity of the outstanding balances. Moreover, a number of our smaller loan arrangements contain cross-default provisions which accelerate our indebtedness under these arrangements in the event we default under our credit facilities. Accordingly, in the event of a default under our credit facilities, we could be required to seek additional sources of capital to satisfy our liquidity needs. These additional sources of financing may not be available on commercially reasonable terms. Even if they are available, these financings could be in the form of debt securities senior to the interests of the note holders from our planned notes offering or could result in dilution to our existing shareholders.

A significant portion of our revenues are derived from operations in a limited number of markets. Recessions in these markets have harmed and could continue to harm our operations.

        A significant portion of our revenues is derived from our operations in a limited number of states. Revenues generated from operations in California, Texas and Florida, in the aggregate, accounted for approximately 32.4% and 35.2% of our overall revenues in 2000 and 2001, respectively. According to numerous published reports, the California economy has been particularly hard-hit by the most recent economic recession. California is our largest market and continued economic weakness in this region or our other key markets could harm our business.

Any significant economic downturn could result in our clients using fewer temporary employees, which could harm our business.

        During 2001, the slowdown in the U.S. economy significantly impacted the light industrial labor markets, which in turn reduced our revenues significantly. Because demand for personnel services and recruitment services is sensitive to changes in the level of economic activity, our business may suffer during economic downturns. As economic activity slows down, companies tend to reduce their use of temporary employees and recruitment services before undertaking layoffs of their regular employees, resulting in decreased demand for our personnel. As a result, any significant economic downturn could harm our business, financial condition or results of operations.

Labor unions have attempted to harm our business.

        A department of one of the largest labor unions in the country has been engaged in an ongoing campaign to disrupt our business. This union has backed legislation designed to adversely impact our business, coordinated legal actions directed at our activities and engaged in a public relations campaign to discredit members of our management team and influence our customers. This union has repeatedly issued press releases that contain false and misleading statements, including claims that we inappropriately account for our workers' compensation obligations and that our public reporting is not otherwise in compliance with SEC requirements. We cannot assure you that this union's activities will not harm our business or the price of our securities.

Our business would suffer if we could not attract enough temporary workers.

        We compete with other temporary personnel companies to meet our customer needs and we must continually attract reliable temporary workers to fill positions. We have in the past experienced short-term worker shortages and we may continue to experience such shortages in the future. If we are unable to find other temporary workers to fulfill the needs of our customers over a long period of time, we could lose customers and our business could suffer.

We may be exposed to employment-related claims and costs that could harm our business, financial condition or results of operations.

        We are in the business of employing people and placing them in the workplaces of other businesses. As a result, we are subject to a large number of federal and state regulations relating to employment. This creates a risk of potential claims of discrimination and harassment, violations of health and safety and wage and hour laws, criminal activity and other claims. From time to time we are subject to audit by various state and governmental authorities to determine our compliance with a variety of these regulations. We have in the past been found, and may in the future be found, to have violated regulations or other regulatory requirements applicable to our operations. We may, from time to time, incur fines and other losses or negative publicity with respect to any such violation. In addition, some or all of these claims may give rise to litigation, which could be time-consuming for our management team and costly and could harm our business. We cannot assure you that we will not experience these problems in the future or that our insurance will be sufficient in amount or scope to cover any of these types of liabilities.

Our dismissal of Arthur Andersen LLP together with Andersen's uncertain future could impair our ability to make timely SEC filings.

        Arthur Andersen LLP served as our independent auditor from 1997 until May 3, 2002, when our board of directors dismissed Andersen due to recent events that have cast doubt on Andersen's future. As a result of our termination of Andersen, we have retained the accounting firm of PricewaterhouseCoopers LLP to serve as our new independent auditors. We have a limited history with PricewaterhouseCoopers and cannot guarantee that our new independent auditors can adequately fulfill our needs in connection with the preparation of our audited financial statements. Moreover, the SEC has said that it will only continue accepting financial statements audited by Andersen so long as Andersen is able to make certain representations to its clients. We have been informed by Andersen that our former engagement partner and the other members of our audit team are no longer employed by Andersen. As a result, Andersen has indicated that it is no longer willing to provide us with representations relating to our historical financial statements for the year ending on December 31, 2001 and prior years. We cannot predict the impact of Andersen's failure to make the required representations and cannot assure you that our ability to make timely SEC filings will not be impaired. Furthermore, relief that may be available to investors in our planned notes offering under the federal securities laws against auditing firms may not be available as a practical matter against Andersen in the event that Andersen fails, does not otherwise continue in business or seeks protection from creditors.

The cost of compliance with government regulations is significant and could harm our operating results.

        We incur significant costs to comply with all applicable federal and state laws and regulations relating to employment, including occupational safety and health provisions, wage and hour requirements (including minimum wages), workers' compensation and unemployment insurance. We cannot assure you that we will be able to increase fees charged to our customers to offset increased costs relating to these laws and regulations. If we incur additional costs to comply with these regulations and we are not able to increase the rates we charge our customers to fully cover any such increase, our margins and operating results will be harmed.

We are continually subject to the risk of new regulation which could harm our business.

        In 2001 and 2002, a number of bills were introduced in Congress and various state legislatures which, if enacted, would impose conditions which could harm our business. This proposed legislation, much of which is backed by labor unions, has included provisions such as a requirement that our temporary workers receive the same pay and benefits as our customers' regular employees, prohibition on fees charged in connection with our CDMs and a requirement that our customers provide workers' compensation insurance for our temporary workers. We take a very active role and incur expense in opposing proposed legislation adverse to our business and in informing policy makers as to the social and economic benefits of our business. None of these proposed bills has yet been enacted into law. However, we cannot guarantee that any of these bills will not be enacted, in which event demand for our service may suffer.

        Organized labor has sought to enact legislation in the State of California, our largest market. For example, legislation has been introduced into the California state legislature that would modify the current rules governing workers' compensation insurance in that state. Although the exact impact of this legislation on our business is unclear, the successful implementation of this or other similar legislation in California or our other large markets could significantly increase our costs of doing business or decrease the value of our services to our customers. Either result could harm our results of operations.

Our business depends extensively on recruiting and retaining qualified dispatch office managers. If we are not able to attract a sufficient number of qualified dispatch office managers, our future growth and financial performance may suffer.

        We rely heavily on the performance and productivity of our dispatch office managers, who manage the operation of the dispatch offices, including recruitment and daily dispatch of temporary workers, marketing and providing quality customer service. We have historically experienced a high degree of turnover among our branch managers. As a result, we must continue to recruit a sufficient number of managers to staff new offices and to replace managers lost through attrition or termination. Our future growth and financial performance depend on our ability to hire, train and retain qualified managers from a limited pool of qualified candidates who frequently have no prior experience in the temporary employment industry.

We have recently experienced significant management turnover. The loss of any of our key personnel could harm our business.

        In 2000 and 2001, we experienced significant turnover in our executive officers, including a Chief Executive Officer in each of those two years. We must successfully integrate all new management and other key positions within our organization in order to achieve our operating objectives. Our future financial performance will depend to a significant extent on our ability to motivate and retain key management personnel. Competition for qualified management personnel is intense and in the event we experience further turnover in our senior management positions, we cannot assure you that we will be able to recruit suitable replacements. Even if we are successful, turnover in key management positions will temporarily harm our financial performance and results of operations as new management becomes familiar with our business. We do not maintain key person life insurance on any of our executive officers.

We are subject to a number of challenges and uncertainties that could limit our ability to grow our business.

        We intend to grow our business through improvement of our average sales per dispatch office, expansion of our share of the market niche in which we compete, development of new service lines and expansion of our operations abroad, all of which are subject to uncertainties. Our ability to grow is dependent upon such factors as our ability to attract and retain sufficient qualified management personnel to manage multiple and individual dispatch offices, the availability of sufficient temporary workers to meet customer needs, our ability to deal with increasing workers' compensation costs, effective collection of accounts receivable and availability of working capital.

Our operations expose us to the risk of litigation, which we try to manage but could lead to significant potential liability.

        From time to time we are party to litigation in the ordinary course of our business. In the past two years, certain labor unions have coordinated legal actions directed at us designed to further their own interests. See "Business—Legal Proceedings" for a detailed description of the material business and regulatory proceedings to which we are currently a party. The claimants in some of these proceedings have attempted to aggregate claims in order to certify them as a class action. The costs of defense and the risk of loss in connection with class action suits are incrementally greater than in standard commercial litigation. We cannot assure you that such litigation will not disrupt our business or impact our financial results, due to the costs of defending against such litigation, any judgments that may be awarded against us and the loss of significant management time devoted to such litigation.

Establishment and expansion of our international operations will burden our resources and may fail to generate a substantial increase in sales.

        As of March 29, 2002, we had 35 dispatch offices in the United Kingdom, 31 in Canada and four in Puerto Rico. We currently anticipate opening additional dispatch offices in the United Kingdom in

2003. Establishing, maintaining and expanding our international operations expose us to a number of risks and expenses, including:

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  substantially increased costs of operations;

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  temporary diversion of existing management resources;

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  establishment of an efficient and self-reliant local infrastructure;

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  ability to deal effectively with local labor organizations and trade unions;

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  ability to attract, hire and train qualified local sales and administrative personnel;

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  compliance with additional local regulatory requirements;

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  fluctuations in the value of foreign currencies;

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  longer payment cycles;

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  expansion of our information and control systems to manage expanded global operations; and

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  the additional expense and risks inherent in operations in geographically and culturally diverse locations.

        We cannot assure you that we will effectively deal with the challenges of expanding our foreign operations and our attempts to do so could harm our financial performance or results of operations.

Our information and computer processing systems are critical to the operations of our business and any failure could cause significant problems.

        Our management information systems, located at our headquarters, are essential for data exchange and operational communications with dispatch offices throughout the country. Any interruption, impairment or loss of data integrity or malfunction of these systems could severely hamper our business and could require that we commit significant additional capital and management resources to rectify the problem. We are currently undertaking a substantial upgrade to our software systems. If we experience unforeseen difficulties or delays in connection with this implementation our business and results of operations will be harmed.

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RISK FACTORS